                       MASTER LOAN AND SECURITY AGREEMENT


         THIS MASTER LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of November 26, 2003, is entered into by and between LEASE EQUITY APPRECIATION FUND I, L.P., a Delaware limited partnership, with principal offices at 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103 ("Borrower"), and OFC CAPITAL, a division of ALFA Financial Corporation, an Alabama corporation, with principal offices at 576 Colonial Park Drive, Suite 200 Roswell, Georgia 30075 ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Borrower is in the business, among other things, of leasing and financing the acquisition of various types of equipment and other personal property and, in connection therewith, acquires from LEAF Funding, Inc. (the "Originator") equipment leases and loan transactions with commercial users (each, a "Transaction" and, collectively, the "Transactions"); and

         WHEREAS, Borrower may, from time to time, borrow from Lender and Lender may make available to Borrower loans (each a "Loan" and collectively "Loans") secured by Borrower's right, title and interest in and to the Transactions, and the related documents including promissory notes, security agreements, guarantees, security interests, and all other agreements, documents or instruments evidencing a payment obligation under, providing security for, or otherwise relating to, a Transaction (each a "Transaction Document" and collectively, the "Transaction Documents"), and a security interest in the equipment and other personal property covered thereby (the "Equipment"); and

         WHEREAS, Borrower and Lender desire that this Agreement serve as a master agreement which sets forth the terms and conditions governing any Loan by Borrower to Lender. The Transactions securing each Loan shall be set forth on a Schedule to this Agreement (each a "Schedule" and collectively the "Schedules") and each shall be sequentially numbered.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. The Loan; Collateral.

         1.1 The Loans. In reliance upon the representations and warranties hereinafter set forth, and subject to the fulfillment of all the terms and conditions of this Agreement, Lender may from time to time lend to Borrower, and Borrower may from time to time borrow from Lender, Loans in an aggregate principal amount not to exceed Fifteen Million Dollars ($15,000,000), with the Loan Amount (as defined in Section 1.2 hereof) of each Loan to be determined in accordance with Section 1.2 hereof. Borrower acknowledges and agrees that Lender is under no obligation to make any Loans hereunder and any Loans shall be in Lender's sole and absolute discretion.

         1.2 Loan Amount.

             (a) Each Loan shall be in an amount (the "Loan Amount") equal to ninety-three percent (93%) of the aggregate payments due on and after the applicable Cut-off Date (as defined below) discounted to the Closing Date (as defined below) at the rate of six and nine-tenths percent (6.9%) (the "Interest Rate"). The Loan Amount will be set forth in a closing letter (each, a "Closing Letter") to be executed by the parties prior to the applicable Closing Date and evidenced by a promissory note in the form of Exhibit B hereto (each a "Note" and, collectively, the "Notes"). Lender shall, at the time of each Closing, withhold cash collateral (each, a "Cash Reserve" and, collectively, the "Cash Reserves") in an amount equal to three (3%) percent (the "Reserve Percentage") of the Loan Amount, which Cash Reserve will be held and applied by Lender pursuant to Section 1.4 hereof.

             (b) The Loan Amount assumes that the unpaid balance information set forth on the applicable Schedule is true and correct as of the applicable Closing Date, and if such unpaid balance information proves to be inaccurate or incorrect, the Loan Amount will be adjusted accordingly, and Borrower or Lender, as the case may be, shall upon demand setting forth the required adjustments immediately pay the other the amount of the adjustments and Borrower shall execute a replacement note in the corrected Loan Amount.

             (c) On the closing of each Loan hereunder (each, a "Closing", and the date of such Closing, the "Closing Date"), Lender shall pay to Borrower the Loan Amount, less: (i) the applicable Cash Reserve, (ii) an amount representing all security deposits held by Borrower to secure the obligations of Obligors, as described on Exhibit 1 to each Schedule, (iii) an amount representing all Payments that are payable on or after the Cut-off Date (as defined below) but which have been collected prior to the Closing Date, as described on Exhibit 1 to each Schedule, and (iv) an amount representing all sales and use taxes and personal property taxes covering the Equipment (collectively, "Taxes") which (unless payable by the Obligor under the Transaction Documents) should have been paid by Borrower prior to the Closing. In the event it is subsequently determined that additional Taxes which are payable prior to the Closing are payable, Borrower shall promptly remit to Lender such additional amounts. Borrower's obligations under this Section shall survive the consummation of the transactions contemplated by this Agreement.

             (d) Lender shall pay to Borrower, upon the satisfaction in full of all amounts due and payable under all Loans hereunder, interest on all security deposits deducted from the Loan Amount under Section 1.2(c)(ii) above, such interest to accrue at the Interest Rate for such time as such security deposits are held by Lender hereunder.

             (e) Each Loan shall be repaid with interest at the Interest Rate over a term of 60 months in accordance with the amortization schedule annexed to the relevant Note (the "Amortization Schedule"). All payments shall be due on the 15th day of each month or, if such day is not a business day, the next succeeding business day (each a "Payment Date"). On each Payment Date, all Payments made with respect to the Transactions to which such Loan relates that have been collected in the Lockbox Account (as defined in the Servicing Agreement), together with such additional funds advanced by Servicer (as defined below) or Borrower as required to make the full payment to Lender shall be paid to Lender by wire transfer. To the extent any Transactions are repurchased or prepaid as provided hereunder, the Amortization Schedule shall be adjusted accordingly.

         1.3 Collateral for Loans. To secure the repayment of the each Loan, the obligations of LEAF Financial Corporation ("Servicer") under the Servicing Agreement of even date herewith in the form attached hereto as Exhibit C by and between Servicer and Lender (the "Servicing Agreement"), the obligations of Resource America, Inc. under the Continuing Service Guaranty of even date herewith (the "Continuing Service Guaranty"), and the obligations or Originator and Servicer under the guaranty of even date herewith delivered by Originator and Servicer with respect to Borrower's obligations hereunder (the "Originator Guaranty") and all other agreements between Borrower and Lender, and to further secure the due payment and performance of all of the obligations of the Obligors (as defined in Section 2.1(c)(i) below) under the Transaction Documents, Borrower hereby grants to Lender a lien on and a security interest in and to all

Transactions listed in each Schedule, all payments to become due and payable under all Transaction Documents on or after the cut-off date (each, a "Cut-off Date") specified in the applicable Closing Letter (collectively, the "Payments"), the related Transaction Documents, and all Equipment and other collateral securing the Transactions that are the subject of such Schedule, together with all additions, replacements, substitutions, parts, repairs, accessories, accessions and attachments to such Equipment and all proceeds of all of the foregoing, including insurance proceeds (collectively, "Collateral").

         1.4 Cash Reserves.

             (a) The Cash Reserve shall be retained by Lender and deposited in a non-interest bearing bank account (the "Cash Reserve Account") established by Lender in the name of Lender. Borrower hereby grants to Lender a security interest in (i) the Cash Reserve, (ii) the Cash Reserve Account, and (iii) all moneys, financial assets and investment property in the Cash Reserve Account, as security for the prompt payment and performance of the liabilities and the obligations of (A) the Obligors under all Transactions in each Schedule, (B) Borrower hereunder, (C) Servicer under the Servicing Agreement, (D) Resource America, Inc. under the Continuing Service Guaranty, and (E) Originator and Servicer under the Originator Guaranty.

             (b) Lender may, but shall not be obligated to, withdraw from the Cash Reserve Account an amount equal to any Payments which an Obligor or Borrower fail to pay; provided the application of such Cash Reserves shall not relieve (a) Borrower from its obligations under the Note or this Agreement, including its repurchase obligations under Section 5, or (b) Servicer from its obligation to make Servicer Advances pursuant to Section 2.2(b) of the Servicing Agreement.

             (c) Any delinquent Payments due and payable under any Transaction that have not been advanced by Borrower, and any sums recovered by Borrower or Lender with respect to any Transactions for which the Cash Reserve Account was charged, shall be deposited in the Cash Reserve Account up to the amount of any previous drawings by Lender thereunder with respect to such Transaction.

             (d) Upon (i) receipt by Lender of the aggregate of all Payments payable by the Obligors under all Transactions forming a part of the Collateral hereunder, and all indemnity or reimbursement obligations of Borrower with respect to such Transactions or under any other document, instrument or agreement executed in connection herewith and therewith, and (ii) the satisfaction, by Borrower, of all of Borrower's obligations to Lender under this Agreement, Lender shall return to Borrower any unapplied portion of the Cash Reserve, without interest.

         1.5 Prepayment. Except as set forth below, Borrower may not prepay all or any portion of any Loan. Borrower may, on any Payment Date, prepay all, but not less than all, of the outstanding principal balance of the Loans; provided such prepayment is accompanied by all accrued interest to the date of prepayment plus any other amounts due and payable hereunder, plus an amount equal to the difference between (A) the present value of the Payments due and to become due on the prepayment date, discounted at the Interest Rate, and (B) the net present value of such Payments discounted at a rate equal to the yield on a U.S. Treasury Note having a maturity closest to the average life to maturity of the Notes evidencing the Loans. Notwithstanding the foregoing, however, Borrower may prepay any Loan at any time after the principal amount of such Loan has been reduced below an amount equal to ten percent (10%) of the original Loan Amount without premium or penalty. In the event that any Obligor prepays all or any portion of any Transaction, Borrower shall attempt to substitute a replacement Transaction for such prepaid Transaction in accordance with Section 5 below, but, in the event that Borrower is unable to provide an acceptable substitute Transaction within ten (10) days of such prepayment by the Obligor, Borrower shall forthwith repurchase such Transaction; provided that the interest rate used to calculate the Repurchase Price shall be the Interest Rate minus one percent (1%).

SECTION 2. Representations and Warranties; Covenants.

         2.1 Representations and Warranties of Borrower. Borrower hereby makes, as of the date of this Agreement and as of each Closing Date of any financing evidenced by a Note, the following representations, warranties and covenants to
Lender:

             (a) Organization, Power and Qualification.

                 (i) Borrower is a Delaware limited partnership that is duly organized, validly existing and duly licensed, qualified and in good standing to engage in its regular course of business in each jurisdiction in which the character of its properties or the nature of its activities requires such qualifications, except where the failure to be so qualified, licensed or in good standing would not affect the enforceability of any Transaction or Transaction Document;

                 (ii) Borrower has full power and authority to enter into this
               Agreement, each Note and the Servicing Agreement, and to take any action and execute any documents required by the terms hereof and thereof;

                 (iii) Each of this Agreement, the Notes, and the Servicing
               Agreement has been duly authorized by all necessary proceedings of Borrower, has been duly and validly executed and delivered by Borrower, and, assuming due authorization, execution and delivery by Lender, are legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with the terms hereof and thereof, except as such enforcement may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, now or hereafter in effect, relating to or affecting the rights, powers, privileges, remedies or interests of creditors generally, (b) rules or principles of equity affecting enforcement of obligations generally, whether at law, in equity or otherwise, or (c) the exercise of the discretionary powers of any court or other authority before which a proceeding may be brought seeking equitable remedies, including, without limitation, specific performance and injunctive relief (each, a "Bankruptcy Exception");

                 (iv) No consent, approval, authorization, order, registration or qualification of, or with, any person, or of, or with, any court or regulatory authority or other governmental body having jurisdiction over Borrower, the absence of which would adversely affect the legal and valid execution, delivery and performance by Borrower of this Agreement, the Notes, the Servicing Agreement or the documents and instruments contemplated hereby or thereby or the taking by Borrower of any actions contemplated herein or therein, is required;

                 (v) Neither the execution and delivery of this Agreement, the
               Notes, the Servicing Agreement, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Notes or the Servicing Agreement by Borrower, conflict with or result in a breach of or a default under any of the terms, conditions or provisions of any legal restriction (including, without limitation, any judgment, order, injunction, decree or ruling of any court or governmental authority, or any federal, state, local or other law, statute, rule or regulation) or any covenant or agreement or instrument to which Borrower is now a party, or by which Borrower or any of Borrower's property is bound, nor does such execution, delivery, consummation or compliance violate or result in the violation of the Certificate of Formation, partnership agreement or any other organizational documents of Borrower; and

                 (vi) The principal executive office of Borrower is the address stated with respect to Borrower in the recitals above.

             (b) Accuracy of Information. All information, in whatever form provided by Borrower to Lender concerning the Transactions, including, without limitation: (i) the legal names and addresses of Obligors, (ii) the amount, due dates and monthly payments due under Transaction Documents, (iii) descriptions of Transaction Documents, (iv) stated or guaranteed residual values, (v) cash flows, (vi) delinquencies, and
         (vii) the amount of security deposits, certificates of deposit or other collateral held by Borrower as security for Transaction obligations, have been provided with the knowledge that Lender has been induced to enter into this Agreement and to accept each Transaction as Collateral for the obligations described in Section 1.3 on the terms agreed upon in reliance on such information, and Borrower warrants that all such information is accurate and correct in all material respects.

             (c) Transaction Representations.

                 (i) Each Transaction and Transaction Document is genuine and represents a valid obligation of each lessee, borrower, guarantor, pledgor and/or each other party named therein or which is obligated to make payments on any Transaction or Transaction Document (each, an "Obligor") under such Transaction, and each such Transaction Document is and will continue to be enforceable against each Obligor in accordance with the terms thereof, subject to the Bankruptcy Exception;

                 (ii) Each Transaction is denominated in United States dollars and has been entered into by Obligors domiciled in the United States of America.

                 (iii) Borrower or Servicer has, as of the Closing Date,
               received at least one Payment from each Obligor under each Transaction.

                 (iv) As of the applicable Closing Date, each Transaction has a remaining term of at least twelve (12) months but no more than eighty-four (84) months from such Closing Date.

                 (v) No Transaction has a present value (discounted at the
               Interest Rate) greater than Five Hundred Thousand Dollars ($500,000).

                 (vi) Each Transaction Document contains an irrevocable,
               unconditional obligation of each Obligor to pay all amounts set forth therein, and is and shall continue to be in all respects free from dispute, set-off, defense, counterclaim or recoupment of any kind, and is and shall continue to be non-cancelable for the duration of its term and is net of any maintenance or cost per copy charges;

                 (vii) Each Transaction was originated or acquired by Originator in the ordinary course of Originator's business in connection with the sale or lease of one or more units of new or used Equipment intended for commercial or other business use, and the cost of all Equipment and all costs, fees and expenses incurred by Originator or Borrower in connection with each such Transaction and any Transaction Document have been paid;

                 (viii) Originator was, at the time such Transaction was
               originated, duly licensed, if necessary, and qualified and in good standing to engage in its regular course of business in each jurisdiction in which the character of its properties or the nature of its activities then required such qualification, except where the failure to have been so qualified, licensed or in good standing would not affect the enforceability of any Transaction or of any Transaction Document, and such Originator had full and legal power and authority to enter into such Transaction;

                 (ix) Borrower has delivered to U.S. Bank National Association
               (the "Custodian"), as Custodian under that certain Custodial Agreement dated as of April 8, 2003 (the "Custodial Agreement") by and among Merrill Lynch Equipment Finance LLC, Merrill Lynch Commercial Finance Corp., LEAF Institutional Direct Management, LLC, LEAF Funding, Inc., and Servicer, as amended, the sole and exclusive original or original counterpart of each Transaction Document and such additional Transaction Documents required by the terms and conditions of the Custodial Agreement;

                 (x) The Transaction Documents are in the forms previously
               provided to Lender and satisfies Borrower's internal credit and collection policies and procedures as in effect as of the Closing Date, and there have been no material modifications or amendments to such Transaction Documents;

                 (xi) The terms and conditions contained in the Transaction
               Documents correctly reflect the entire agreement between the parties thereto and there are no other written agreements or representations, or any oral agreements by Borrower, in connection therewith;

                 (xii) As of the applicable Closing Date, (A) no Transaction is a Delinquent Transaction (as defined in the Servicing Agreement),
               (B) no Transaction has, at any time, been delinquent for a period of more than sixty (60) days, (C) no Event of Bankruptcy (as defined below) has occurred with respect to any Obligor, (D) no other default exists under any Transaction Document, (E) no Obligor thereunder has failed generally to, or admitted in writing its inability to, pay its debts as they become due and
               (F) the Servicer has not declined to make any advance on behalf of any Obligor required to be made by it or repossessed and/or "charged-off" any Transaction. For purposes of this Agreement, an "Event of Bankruptcy" means the occurrence of either of the following events: (A) a court of competent jurisdiction shall enter a decree or order for relief in respect of such person in any involuntary case under applicable bankruptcy and solvency or similar laws now or hereafter in effect, or appoint a receiver, liquidator, Lender, custodian, trustee, sequestrator or other similar official of such person to offer any substantial part of its property or ordering the winding up or liquidation of its affairs, or (B) such person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of, or taking possession by a receiver, liquidator, Lender, trustee, custodian, sequestrator or other similar official of such person of, any substantial part of its property, or shall make any general assignment for the benefit of creditors, or, if a corporation or similar entity, take any corporate action in furtherance of any of the foregoing;

                 (xiii) Except as set forth on Exhibit 1 to a Schedule, as of the applicable Closing Date, Borrower has not, directly or indirectly, in any way extended or otherwise restructured the payment terms or any other term or condition of any Transaction Document or made any extension or other accommodation to any Obligor for purposes of changing or beneficially affecting the delinquency status of any Transaction;

                 (xiv) Each Schedule correctly reflects, as of the applicable
               Closing Date, for each Transaction, the name of each Obligor, the periodic installments of rent, the number of periodic installments remaining to be paid on such Transactions and the total Payments payable with respect to each Transaction;

                 (xv) Except as set forth on a Schedule, as of the applicable
               Closing Date, no rental, installment or other amount due on a Transaction after the applicable Cut-off Date has been prepaid;

                 (xvi) Each Transaction Document complies with all applicable state, federal, local and other laws, rules, regulations and requirements in effect as of the applicable Closing Date with respect to the creation of such obligations, the billing or collection of discounts, fees or similar charges, the amount of interest or other charges which may be collected and the disclosure of discounts, fees, interest or other charges;

                 (xvii) Each Transaction Document is in full force and effect, and there are no claims, suits, actions, arbitrations or other proceedings or governmental investigations, including, without limitation, any counterclaims or claims by any Obligor, pending, or, to the best of Borrower's knowledge, threatened, against Borrower relating to any Transaction or the acquisition, collection or administration of any Transaction. Borrower has not received any notice of, nor to the best of Borrower's knowledge, is there any valid basis for any claim against, or assertion of liability against, Borrower relating to any Transaction, or the acquisition, collection or administration thereof. Borrower has not been the subject of any proceeding, nor, to the best of Borrower's knowledge, has there been any investigation by or before any regulatory authority in connection with Borrower's business practices with respect to any Transaction, or the acquisition, collection or administration thereof;

                 (xviii) Any down payment or advance rental that may be required with respect to any Transaction has been fully paid in cash and no part thereof has been loaned, directly or indirectly, by Borrower, and all amounts payable to any broker, vendor or supplier have been paid in full;

                 (xix) All Equipment leased or sold to the Obligors has been delivered to, and unconditionally accepted by, the Obligors and the cost of Equipment paid to the appropriate vendor;

                 (xx) Borrower either owns or has a valid, first priority
               purchase money security interest in the Collateral, free and clear of any lien, security interest or other encumbrance (collectively, a "Lien"), except for any Liens released at or prior to Closing, and Borrower has not previously assigned, sold or hypothecated any interest that it may have in or under any Transaction or any Collateral, and upon the consummation of the transactions contemplated hereby and the applicable Assignment, Lender will be vested with such security interests, and all right, title and interest of Borrower in and under each Transaction and Transaction Document and the Collateral free and clear of any Lien thereon, except in favor of Lender, and will be entitled to all of the benefits due and owing to Borrower (but none of the obligations) under the Transaction Documents;

                 (xxi) As of the applicable Closing Date, the Collateral having a cost of $100,000 or more relating to any Transaction is properly insured as required by the terms of the Transaction Documents by insurance obtained by the Obligor, naming Lender as loss payee and additional insured, and, with respect to Collateral having a cost of less than $100,000, shall be insured under Servicer's blanket insurance policy naming Lender as an additional insured. To Borrower's best knowledge, there are no pending claims by or through any Obligor against Borrower, the manufacturer or supplier of any of the Equipment based on express or implied warranties, product liability or otherwise;

                 (xxii) As of the applicable Closing Date, all outstanding
               Taxes, fees, charges or assessments levied or assessed against each Transaction being financed or the Equipment that is the subject of such Transaction at any time prior to the applicable Closing Date have been fully paid by Borrower or by the Obligor, as the case may be;

                 (xxiii) There are no oral or written agreements of any kind between Borrower and any other person, company or entity (including, without limitation, brokers, vendors, Obligors and governmental bodies) which will or may materially and adversely affect Lender's interests in or to any of the Transactions or the Collateral;

                 (xxiv) Within the last six (6) years, neither Borrower nor
               Originator has conducted business under any other trade name, fictitious name or any other legal name;

                 (xxv) Except as set forth on a Schedule, no Obligor has a right under any Transaction Document or any other agreement to buy out or terminate a Transaction prior to the completion of its original term;

                 (xxvi) Borrower has not received actual written notice from any
               Obligor of a bulk sale (or pending bulk sale) of such Obligor's assets, or notice of any Obligor's attempt to assign its rights under its Transaction Documents or sublease the Equipment;

                 (xxvii) After the applicable Closing Date, Borrower will not have any ongoing maintenance or service obligations with respect to any of the Collateral; and

                 (xxviii) Prior to the applicable Closing Date, Borrower has satisfactorily fulfilled all of its obligations and warranties to Obligors under the Transactions which are the subject of the applicable Assignment.

             (d) Brokers. No person acting on behalf of Borrower is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, for the transactions hereunder or pursuant to any Assignment, other than Diversity Capital, LLC, which fee shall be payable by Borrower at each Closing from the Loan Amount.

             (e) Knowledge. For the purpose hereof, the term "to the best of Borrower's knowledge" means the actual knowledge, after reasonable inquiry and investigation, of the officers of Borrower.

         2.2 Representations and Warranties of Lender.

         Lender hereby represents and warrants to Borrower as follows:

             (a) Organization, Power and Qualification.

                 (i) Lender is a division of ALFA Financial Corporation, which is duly organized, validly existing and in good standing to engage in its regular course of business in each jurisdiction in which the character of its properties or the nature of its activities requires such qualification, except where the failure to be so qualified, licensed or in good standing would not affect the enforceability of this Agreement; and

                 (ii) Lender has full power and authority to enter into this
               Agreement and the Servicing Agreement and to take any action and execute any documents required by the terms hereof and thereof.

         2.3 Covenants of Borrower. The Borrower hereby covenants and agrees that until all Loans hereunder have been paid and performed in full and this Agreement shall have terminated:

             (a) Borrower shall maintain a minimum tangible net worth of at least $7.5 million, plus 25% of all capital raised after November 30, 2003;

             (b) At no time shall the aggregate value of all Transactions that are more than ninety (90) days past due but less than one hundred twenty (120) days past due exceed an amount equal to 1.5% of the aggregate principal balance of all then-outstanding Loans.

             (c) Borrower shall give Lender at least thirty (30) days' prior written notice of any relocation of its state of organization or its chief executive office, and Borrower shall at all times maintain its place of organization and its chief executive office within the United States;

             (d) Borrower shall not permit, and shall not allow Originator or Servicer to permit, the return or repossession of any Equipment or the modification of any Transaction Document after the applicable Closing Date, except to the extent authorized by Servicer, and agrees to assist Lender, upon Lender's request, in the enforcement of any of Lender's rights and remedies under any Transaction Document; and

             (e) Borrower agrees to cause each Obligor to maintain casualty insurance on any and all Equipment leased to such Obligor as provided in Section 2.1(c)(xxi). Borrower agrees not to waive the requirement of any insurance coverage under policies maintained by an Obligor pursuant to any Transaction Document. Borrower shall cooperate, and shall cause Servicer to cooperate, with Lender in causing all insurance maintained on the Equipment which is the subject of any Transaction to be amended to name "Borrower or its Lender" as loss payee and additional insured as their interest may appear.

             (f) Borrower agrees that it shall, if required by applicable law, pay and discharge or cause to be paid and discharged, all sales, use, rental and personal property or similar taxes and fees (excluding any taxes on Lender's net income) which arise prior to the applicable Closing Date in connection with the sale, lease, use or ownership of the Equipment covered by an assigned Transaction Document. Borrower further agrees to indemnify and hold Lender harmless from and against all claims, losses and damages arising as a result of a breach by Borrower of the foregoing agreement;

             (g) Borrower agrees to assist Lender in obtaining and filing executed UCC-1 financing statements against Obligors or assignments thereof to the extent that Lender deems such action necessary or desirable;

             (h) For the term of any Transaction Document, Borrower shall promptly advise Lender of any matter of which Borrower has knowledge which may be detrimental to an Obligor's financial condition;

             (i) Borrower shall deliver (i) as soon as available, but not later than forty-five (45) days after the end of each quarter (except the last) of each fiscal year, a copy of the quarterly, unaudited financial statements of each of Borrower, Servicer and Originator, consisting of a balance sheet and income statement, concerning their respective businesses, prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal quarter, the results of operations for the quarter then ended and certified as true and correct by Borrower's chief operating officer or chief financial officer which certification shall also contain a statement that none of Borrower, Servicer or Originator is in default under any indebtedness in excess of $100,000 owed to any person or entity; and (ii) as soon as available, but not later than one hundred twenty (120) days after the end of each fiscal year, a copy of the annual, audited financial statements of each of Borrower, Servicer and Originator consisting of a balance sheet and income statement prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and presenting fairly the financial condition of such persons as at the end of that fiscal year and the results of operations for the twelve (12) month period then ended and signed by Borrower's chief operating officer or chief financial officer;

             (j) Borrower shall deliver to Lender, monthly, a schedule setting forth those Transaction Documents which have been replaced with substitute Transactions pursuant to Section 5.2;

             (k) Borrower shall make or cause to be made all filings in respect of, and pay or cause to be paid when due, all taxes, assessments, fines, fees and other liabilities (including all taxes and other claims in respect of the Transactions and the related Equipment) unless being reasonably contested in accordance with Section 2.6(d); provided, however, that Borrower shall only be responsible for personal property taxes collected by or required to be paid by Borrower;

             (l) Borrower shall perform all Borrower's obligations arising by contract or imposed by applicable law, rule or regulation with respect to any of the Collateral;

             (m) Borrower shall, or shall cause Servicer to, as soon as possible, and in any event within ten (10) days after the occurrence of any Event of Default, provide a written notice setting forth the details of such Event of Default and the action which is proposed to be taken by the Borrower or Servicer with respect thereto;

             (n) Borrower shall from time to time execute and deliver such further documents and do such further acts and things as Lender may reasonably request in order to fully effect the purposes of this Agreement and to protect Lender's interest in the Collateral;

             (o) Borrower shall enforce for the benefit of Lender any repurchase agreement or guaranty of any Equipment supplier; and

             (p) Borrower shall cooperate with Lender's "back-up servicer," by providing the back-up servicer such information as it requests, including monthly downloads in computer readable form of billing and portfolio data.

SECTION 3. Conditions to Loan.

         3.1 Conditions Precedent to Loan. Lender's obligation to make any Loan on any Closing Date is subject to the fulfillment or prior written waiver of each of the following conditions precedent, each in form and substance satisfactory to Lender and its counsel:

             (a) Borrower shall have duly executed and delivered to Lender a Schedule listing the Transactions being purchased at such Closing;

             (b) Borrower shall have duly executed and delivered to Lender a Note evidencing the Loan Amount and repayment terms in the form or Exhibit A attached hereto;

             (c) Borrower shall not be in default in the performance of any material obligation hereunder and the Servicer shall not be in default in the performance of any material obligation under the Servicing Agreement;

             (d) Lender shall have received an opinion of Borrower's counsel, substantially in the form of Exhibit B attached hereto;

             (e) Borrower shall have entered into and delivered to Lender an amendment to the Custodial Agreement adding Lender as a party thereto;

             (f) Borrower shall have delivered to the Custodian, the original Transaction Documents for each relevant Transaction, which shall consist of the following documents (collectively, the "Transaction File") and the Custodian shall have acknowledged receipt thereof:

                 (i) an original counterpart of each the lease agreement,
             conditional sale agreement, or secured note evidencing the Transaction, together with all amendments, riders and supplements thereto identified on a Schedule, provided, to the extent any Transaction is evidenced by a schedule to a Master Lease Agreement, it shall be a requirement of Closing that the original schedule and a certified copy, rather than the original, of the Master Lease Agreement referenced by such schedule be delivered to Lender;

                 (ii) each guaranty, security agreement, pledge agreement and any other agreement securing or guaranteeing any of the obligations under the Transaction;

                 (iii) with respect to Transactions having a fixed price
             purchase option and an equipment cost in excess of $25,000 or Transactions with a fair market value purchase option and an equipment cost in excess of $50,000, acknowledgment copies of all UCC-1 financing statements designating the relevant Obligor, as debtor, and Originator or Borrower, as secured party, filed by Borrower or Originator, as the case may be, at its expense in Obligor's state of organization;

                 (iv) copies of documentation relating to the purchase of the
             Equipment (and the related contract, if applicable) by Originator or Borrower and all invoices and evidence of Borrower's title to the related Equipment;

                 (v) documents evidencing or related to any insurance policy, and evidence of (A) insurance on the Equipment naming Lender or Borrower and its assignee as sole loss payee and additional insured or (B) evidence (which shall be acknowledged by Lender when acceptable) showing that insurance on the Equipment exists and that such insurance is in full force and effect;

                 (vi) original certificate, executed by the Obligor, evidencing delivery and acceptance of the Equipment for Equipment having a cost of $50,000 or more and telephone verification for Equipment having a cost of under $50,000; and

                 (vii) any other documents relating to any of the foregoing or otherwise evidencing a payment obligation under, providing security for, or otherwise relating to a Transaction.


             (g) To the extent obtainable, Borrower shall have delivered to Lender, in computer readable form by Lender, all payment histories, collection data, monthly payment streams and other records in Borrower's data base or possession relating to each assigned Transaction, or shall provide Lender with electronic access to such information;

             (h) Borrower shall have delivered to Lender a copy of appropriate resolutions of the general partner of Borrower, certified by the Secretary or Assistant Secretary of the general partner as being true, correct and complete, and in form and substance satisfactory to Lender, authorizing the execution, delivery and performance of this Agreement, the applicable Note, and the Servicing Agreement by Borrower;

             (i) Borrower, at its own expense, shall have filed and delivered copies to Lender of all Forms UCC-3 that have been filed as required by
         Section 3.1(e)(iii) to assign from Originator to Borrower, and such Forms UCC-3 as may be necessary to assign from Borrower to Lender, Borrower's security interests under all financing statements filed to perfect Borrower's security interests in the Equipment, the Transaction Documents and any other Collateral that is the subject of the applicable Schedule, but only to the extent the original cost of the Equipment equaled or exceeded $50,000, and Borrower agrees to pay all costs incurred by Lender for recording and filing such UCC-3's and any UCC searches ordered by Lender;

             (j) Borrower shall have executed and delivered to Lender a UCC-1 financing statement naming Borrower as debtor and Lender as secured party to evidence Lender's interest in the Transaction Documents and the Collateral that are the subject of the applicable Assignment;

             (k) Borrower shall have delivered to Lender and/or caused to be performed such other items that may be reasonably requested by Lender;

             (l) Servicer and Lender shall have entered into the Servicing Agreement, Originator and Servicer shall have entered into the Originator Guarantee, and Resource America, Inc. shall have entered into a guarantee of the Servicer's obligations under the Servicing Agreement, all in form acceptable to Lender; and

             (m) Borrower shall not have suffered any material adverse change, nor shall any material adverse change be threatened, in the financial condition, business or operations of Borrower since the date of Borrower's most recent financial statement delivered to Lender.

SECTION 4. Events of Default.

         4.1 Events of Default. If any one or more of the following events (each, an "Event of Default") shall occur and be continuing, the Lender shall be entitled to exercise the remedies set forth in Section 4.2 hereof:

             (a) The failure to pay any installment of interest or principal or any other amount payable to Payee under this Agreement or the Note within three (3) business days of when due; or

             (b) A breach by Borrower or Servicer, as the case may be, of any provision of this Agreement or the Servicing Agreement which is not cured within fifteen (15) days after knowledge thereof or receipt of notice of such breach; or

             (c) A voluntary or involuntary petition of receivership is filed by or against Borrower or Servicer under any provisions of the United State Bankruptcy Code or any insolvency law and if involuntary, is not stayed or dismissed within sixty (60) days of such filing; or

             (d) The failure by Servicer to make any payment, transfer, deposit or notice as contemplated by the Servicing Agreement or to deliver any monthly report required thereunder within three (3) business days of the date such payment, transfer, deposit notice or monthly report is due; or

             (e) Any representation or warranty made by Borrower in this Agreement or any certificate, financial statement or other document delivered pursuant thereto shall not be materially accurate and complete on any date as of which made or deemed made; or

             (f) Borrower or Servicer shall default in making any payments due with respect to any other recourse indebtedness of Borrower or Servicer and such default shall not be cured within the applicable cure period; or

             (g) One or more judgments for the payment of money shall be rendered against Servicer or Borrower in an aggregate amount in excess of $100,000 and the same shall remain undischarged for a period of 30 days during which execution of such judgment shall not be effectively stayed; or

             (h) A "Change of Control" shall occur with respect to Borrower. For these purposes, a "Change of Control" shall mean the sale or transfer of more than 50% of the general partnership interests of the Borrower to anyone other than Servicer or any other affiliate of Resource America, Inc.; or

             (i) This Agreement shall for any reason (other than pursuant to the express terms thereof) cease to create a valid first priority lien on and security interest in the Collateral to the extent required hereunder purported to be covered thereby or Borrower or Servicer shall so assert in writing.

         4.2 Remedies. If any Event of Default shall occur and be continuing, then and in every such event, and at any time thereafter during the continuance of such Event of Default, the Lender may declare the entire unpaid principal balance of all Loans outstanding hereunder to be immediately due and payable, together with all collection costs incurred by Lender (including all reasonable attorneys' fees and expenses), whereupon such Loans shall become forthwith due and payable both as to principal and interest together with all other amounts payable by the Borrower under this Agreement which may be due or accrued and unpaid, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived; provided that if the Event of Default set forth in paragraph (c) of Section 4.1 hereof shall occur with respect to the Borrower, then without any notice to the Borrower or any other act by Lender or any other person the Loans shall become forthwith due and payable, all without presentment, demand, protest or notice of any kind, all of which are expressly waived. Following an Event of Default, Lender may enforce its rights hereunder and under any other instrument or agreement delivered in connection herewith and take any other action to which it is entitled hereunder, thereunder, or by law, whether for the specific performance of any covenant or agreement contained in this Agreement, in any such instrument or agreement or to enforce payment as provided herein, therein, or by law.

SECTION 5. Full Recourse; Repurchase/Substitution; Indemnification Obligations.

         5.1 Full Recourse.

             (a) Each Loan hereunder shall be fully recourse to all of the assets of Borrower (but not the partners thereof).

             (b) Borrower shall, upon the written demand of Lender at any time during the ninety (90) days following the Closing Date, repurchase for the Repurchase Price provided in Section 5.2 below, any Transaction so designated for any or no reason and regardless of whether such Transaction is a Delinquent Transaction (as defined in the Servicing Agreement) or Defaulted Transaction.

             (c) Borrower shall, upon the written demand of Lender, repurchase, for the Repurchase Price provided in Section 5.2 below (plus any expenses incurred by Lender in enforcing such Transaction), any Transaction where (i) the Obligor is in default or an event of default under any Transaction Document has occurred (as default is defined therein, which default (even if subsequently cured) remained uncured for a period of one hundred twenty (120) days; (ii) the Obligor has failed to perform any of its material obligations under any Transaction Document, which failure is not cured within the period provided therein; (iii) the Obligor has become insolvent, admitted or shown an inability to pay its debts as they mature, made an assignment for the benefit of creditors, or instituted or has had instituted against it any proceeding alleging that the Obligor is insolvent or unable to pay its debts as they mature if such proceeding is not withdrawn or dismissed within sixty (60) days; or (iv) the Obligor has had entered against it any final judgment of $100,000 or more and such final judgment (after all appeals) remains unsatisfied for a period of thirty
         (30) days if such judgment is reasonably deemed by Lender to be a material adverse factor in the creditworthiness of the Obligor (each, a "Defaulted Transaction").

             (d) Borrower shall, upon the written demand of Lender, repurchase for the Repurchase Price provided in Section 5.2 below (plus any expenses incurred by Lender in enforcing such Transaction), any Transaction for which the Borrower shall have breached in any material respect any of the representations, warranties or covenants set forth in the applicable Transaction Documents which, if curable, is not cured within twenty (20) business days after receipt of written notice from Lender, without first requiring Lender to proceed against any Obligor or any other person or the Collateral or any other security.

             (e) Provided that Borrower is not in default hereunder or under any Note, Lender may, in lieu of demanding Borrower repurchase any Defaulted Transaction (and the related Collateral), by a written notice to such effect, permit Servicer to continue its collection efforts for the benefit of the Lender for whatever additional time it deems appropriate without waiving in any way its right to demand Borrower to repurchase such Defaulted Transaction and the related Collateral; provided, that Servicer may not enter into any settlement or change any terms of the Defaulted Transaction or related Transaction Documents or sell any underlying collateral without Lender's prior written consent.

             (f) In lieu of repurchasing a Defaulted Transaction and the related Collateral, Borrower may, at its option, with respect to any Defaulted Transaction, substitute a new Transaction (and new Transaction File) for such Defaulted Transaction; provided that (i) such substitute Transaction shall, in Lender's reasonable discretion, be of substantially equivalent remaining term, balance of payments and credit quality as the replaced Transaction, (ii) the Borrower may not substitute any Transaction if the Repurchase Price of such Transaction, together with the aggregate Repurchase Prices of all other Transactions for which a substitution has been made pursuant to this Section 5.1(e), would exceed twenty percent (20%) of the Purchase Price of the Schedule for which the replaced Transaction formed a part; and (iii) Lender will not advance additional funds with respect of such substitute Transaction.

             (g) If Borrower fails to repurchase any Transaction and the related Collateral as required herein, such failure shall constitute a further Event of Default under the Note evidencing the indebtedness of which the Transaction is a part.

         5.2 Repurchase Price.

             (a) The Repurchase Price shall be the sum of (a) all unpaid Payments due on or before the Repurchase Date, plus interest thereon at the Interest Rate, plus (b) all Payments due after the Repurchase Date under the applicable Transaction Document (plus the amount of any purchase option for the Equipment if included in the computation of the Loan Amount), discounted to present value at the Interest Rate used to determine the Loan Amount of the Schedule for which such Transaction forms a part plus (c) if repurchase is made pursuant to Section 5.1(d), all collection costs (including reasonable attorneys' fees and expenses) incurred by Lender, provided if the repurchase is made pursuant to Section 5.1(d), the Payments shall be present valued at the Interest Rate minus two (2%) percent.

             (b) Upon receipt of the Repurchase Price, Lender shall, provided Borrower is not otherwise in default of any obligations under this Agreement, promptly reassign the repurchased Transaction and the related Collateral to Borrower, "AS IS" and "WHERE IS," without recourse to, or representation or warranty express or implied by, Lender, but free and clear of all liens and encumbrances created by Lender.

         5.3 Interest After Default. If Borrower fails to pay any amount that may become due to Lender hereunder or under any Note on any Payment Date or Repurchase Date, then (i) interest shall accrue thereon from and after the Payment Date or Repurchase Date until paid in full at the Interest Rate plus two percent (2%) per annum, and (ii) Borrower shall reimburse Lender upon demand for all collection costs hereunder (including reasonable attorneys' fees and expenses).

         5.4 General Indemnification. Borrower indemnifies, defends and holds harmless Lender, its successors and assigns, from and against any and all suits, claims, liabilities, counterclaims, actions, damages, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys' fees, expenses and court costs) of any kind Lender shall suffer as a direct result of or arising out of (a) any breach by Borrower of any warranty, representation, covenant or agreement contained herein, or other document executed by Borrower in connection herewith, or contained in any Transaction Document, (b) any misrepresentation in, or omission from, any statement, certificate, Exhibit, Schedule or other agreement, instrument or document prepared and delivered or to be delivered by Borrower pursuant to this Agreement, (c) any negligence of Borrower or of any agent or employee of Borrower or any warranty given by Borrower in respect of the purchase, installation, delivery, maintenance and condition of any Collateral, (d) any Taxes and any governmental charges, fees, fines or penalties whatsoever, levied against any Transaction or any Equipment for any periods prior to the applicable Closing Date and not paid by Borrower in the event Borrower is liable for such Taxes, or (e) any Transaction or Transaction Document being unenforceable by reason of the failure of Borrower (or any predecessor-in-interest to Borrower) to have qualified to do business or to have any license or permit required by any state or other governmental entity. Borrower further indemnifies and holds harmless Lender, its successors and assigns, from and against any and all liabilities (including interest and penalties) with respect to any Taxes required to be collected in respect of any Transaction or any Equipment after the Closing Date if such Taxes had not been collected by Borrower prior to the Closing Date on reliance of any exemption being available or otherwise applicable and it is subsequently determined by Lender, and Lender shall deliver to Borrower a letter explaining the basis for such determination, that either (i) no exemption certificate is available in the Transaction files provided by Borrower to Lender upon consummation of the transactions contemplated hereunder and under the applicable Loan, and no exemption certificate is obtainable from an Obligor, following Lender's reasonable commercial efforts to obtain same from such Obligor; or (ii) in Lender's reasonable judgment based upon an opinion of counsel, such exemption is either not available or is otherwise improper or fraudulent under the circumstances.

         5.5 Environmental Indemnification. Borrower shall fully and promptly pay, perform, discharge, defend and indemnify and hold harmless Lender, its successors and assigns from and against any claim, loss or damage, including the costs of any remedial action arising from any breach of any environmental law in connection with a Transaction, including, without limitation, any claim arising under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et. seq.), unless Borrower can establish that such condition first arose after the applicable Cut-off Date.


SECTION 6. Miscellaneous.

         6.1 Remarketing Obligations. Borrower hereby assigns and transfers unto Lender or shall cause the Originator to assign and transfer to Lender, all of its rights and interests in, to and under all remarketing and recourse arrangements with originating lessors and vendors relating to any Transaction. Notwithstanding such assignment, Borrower shall at Lender's request be responsible for all efforts, cost and expenses in connection with the remarketing of any Equipment.

         6.2 Costs, Recording and Other Fees. Borrower shall pay all recording fees, assessments or other statutory fees necessary to perfect Lender's interests in the Transactions financed hereunder and in consummating the transactions contemplated hereby and thereby and shall pay all Taxes, if any, payable upon or in connection with the conveyance and transfer contemplated hereunder. Borrower shall be responsible for the reasonable fees, costs and expenses incurred by Lender in connection with the consummation of the transactions contemplated by this Agreement and any Note, including all reasonable attorneys' fees in the preparation, negotiation and closing of the transactions contemplated hereunder.

         6.3 Power of Attorney. Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact with full power of substitution, for Borrower and in Borrower's name to do, at Lender's option and at Borrower's expense, all lawful acts and things which Lender may deem necessary to perfect and continue the perfection of any security interest created hereunder and to ask, demand, collect (including, but not limited to, the execution, in Borrower's name, of assignment notification letters), receipt for, sue for, compound and give acquittance for any and all payments assigned hereunder and to endorse, in writing or by stamp, Borrower's name or otherwise on all checks for any monies in respect of the Transactions in which Lender holds a security interest.

         6.4 Successor and Assigns. Lender shall have the absolute right, without requiring Borrower's consent, to assign all or any of its rights or delegate all or any of its duties hereunder. Borrower may not assign all or any or its rights or delegate all or any of its duties hereunder without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed, provided no such assignment shall relieve Borrower of any of its obligations hereunder or any Note executed hereunder.

         6.5 Payments In Immediately Available Funds. Each payment to be made hereunder or any Note shall be made on the required payment date in lawful money of the United States and in New York Federal Reserve or other funds immediately available in New York, New York.

         6.6 Rights Cumulative. All rights, remedies and powers granted to Lender hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers given hereunder and thereunder, or in or by any other instrument, or available in law or equity.

         6.7 Waivers. No failure or delay on the part of Borrower or Lender in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

         6.8 Notices. All notices, requests or other communications desired or required to be given under this Agreement shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid,
(b) national prepaid overnight delivery service, (c) telecopy or other facsimile transmission (following with hard copies to be sent by national prepaid overnight delivery service) or (d) personal delivery with receipt acknowledged in writing, as follows: (1) if to Borrower, at 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103, Attention: Miles Herman, and (2) if to Lender, at 576 Colonial Park Drive, Suite 200 Roswell, Georgia 30075, Attention: Claudine Acquillon. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the person entitled to receive such notices and demands at the address of such person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

         6.9 Deliveries to Lender. All items and amounts to be delivered, remitted or otherwise furnished by Borrower to Lender pursuant hereto or in connection herewith and therewith shall, except as otherwise provided for herein and therein, be delivered, remitted or furnished to Lender at its office at the address set forth herein and therein or at such other place as the Lender may direct.

         6.10 Merger and Integration; Amendments, Etc. This Agreement and any documents executed in connection herewith set forth the entire understanding of the parties relating to the subject matter hereof, and all other and/or prior understandings, written or oral, are hereby superseded. This Agreement and any Assignment may not be modified, amended, waived, terminated or supplemented, except in accordance with its express terms and in a writing executed by Borrower and Lender.

         6.11 Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement or any Assignment. References to any Section are to such Section of this Agreement.

         6.12 Governing Law. This Agreement and any Assignment shall be governed by the internal substantive laws of the State of New York, without regard to principles of conflicts of law or choice of law.

         6.13 Counterparts. This Agreement and any Assignment may be signed in one or more counterparts (and by different parties on separate counterparts), each of which shall be an original and all of which shall be taken together as one and the same agreement.

         6.14 Severability. If any provision hereof is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or
(ii) any other provision herein in such or any other jurisdiction.

         6.15 Survival of Duties, Warranties and Representations. Each party hereto covenants that its respective duties, warranties and representations set forth in this Agreement and in any document delivered or to be delivered in connection herewith or therewith, shall survive the execution of this Agreement and any Assignment and the closing of the transactions contemplated hereunder and thereunder.

         6.16 Jurisdiction, Forum Selection Venue; Jury Trial Waivers. BORROWER AND LENDER AGREE TO SUBMIT FOR THEMSELVES, IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY SCHEDULE OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF OR THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, (B) CONSENT THAT ANY ACTION OR PROCEEDING SHALL BE BROUGHT IN SUCH COURTS, AND WAIVE ANY OBJECTION THAT EACH MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT, (C) AGREE THAT SERVICE OF PROCESS OF ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE APPROPRIATE PARTY AT ITS ADDRESS AS SET FORTH HEREIN, AND SERVICE MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED AS AFORESAID, AND (D) AGREE THAT NOTHING HEREIN OR IN ANY SCHEDULE SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER

PERMITTED BY LAW. BORROWER AND LENDER EACH HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY SCHEDULE AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN BORROWER AND LENDER.





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



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


LEASE EQUITY APPRECIATION FUND I, L.P.             OFC CAPITAL, A DIVISION OF
                                                   ALFA FINANCIAL CORPORATION

By: LEAF Asset Management, Inc.,
    its general partner

By: /s/ Crit DeMent                                By: /s/ Robert Leas
    -----------------------------                      -------------------------

   Name: Crit DeMent                               Name: Robert Leas
         ------------------------                        -----------------------

   Title: Chairman                                 Title: President
          -----------------------                         ----------------------





























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